UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 6, 2016 (July 6, 2016)

Liberated Energy, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

2 Coleman Court
Southampton, New Jersey   08088
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                OTHER EVENTS.

On July 6, 2016, our board of directors elected not to proceed with the proposed reverse split of our common stock on the basis of 1 for 3,500 shares.  In reviewing the matter, the board found that certain irregularities relating to the designation of the Series A Preferred Stock required correction prior to the completion of the reverse stock split.

We are in the process of correcting those deficiencies and intend to file a new Preliminary Information Statement in the next few days.  As a result, it is anticipated that the proposed reverse stock split will occur in the next 30 to 60 days, subsequent to the distribution of a new Definitive Information Statement and FINRA approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of July, 2016.

LIBERATED ENERGY, INC.

BY:	BRIAN CONWAY
Brian Conway President, Director, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors